UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2014

CHINA POWER EQUIPMENT, INC.
(Exact name of registrant as specified in charter)

Maryland	20-5101287
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Yongle Industry Zone, Jingyang Industry Concentration Area
Shaanxi, P.R.China 713702
86-29-62619758
(Address of Principal Executive Office) (Zip Code)
 (Registrant’s telephone number, including area code)

 N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                            Other Events

On January 9, 2014, China Power Equipment, Inc. filed an Item 8.01 (Other Events) Current Report on Form 8-K disclosing the receipt of a non-binding offer (and an attached term sheet) from a shareholder of the Company (the “Original Filing”). This Amendment No. 1 is amending and restating the Original Filing in its entirety.

On January 3, 2014, China Power Equipment, Inc. (the “Company”) received a letter (and an attached term sheet) from QAR, LLC, a shareholder of the Company, in which QAR, LLC and its affiliates, transmitted a non-binding offer expressing an interest in acquiring all of the outstanding shares and options of the Company (exclusive of all shares not already owned by such parties and all shares with respect to which the holders have perfected appraisal rights under the Maryland General Corporation Law), at a price of $0.50 per share in cash, subject to due diligence and other conditions, in a “cash out” merger.  The non-binding offer expires by its terms at 5:00 pm on January 9, 2014 (Xi’an, China local time and date).  The Company’s Board of Directors has convened a meeting to address the foregoing offer and unanimously determined to decline it. The submission of this Current Report on Form 8-K is not an admission as to the materiality of any information contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA POWER EQUIPMENT, INC.

Date: January 13, 2014	By: /s/ Yongxing Song Name: Yongxing Song Title: CEO, President